      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 17, 2002
                                                     REGISTRATION NO.
                                                                      ----------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                           HORIZON HEALTH CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              75-2293354
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                             1500 WATERS RIDGE DRIVE
                          LEWISVILLE, TEXAS 75057-6011
                    (Address of principal executive offices)

                           HORIZON HEALTH CORPORATION
                             1995 STOCK OPTION PLAN
                         FOR ELIGIBLE OUTSIDE DIRECTORS
                            (Full title of the plan)

                                 JAMES W. MCATEE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           HORIZON HEALTH CORPORATION
                             1500 WATERS RIDGE DRIVE
                          LEWISVILLE, TEXAS 75057-6011
                                 (972) 420-8200
            (Name, address and telephone number of agent for service)

                                   COPIES TO:

                           STRASBURGER & PRICE, L.L.P.
                           901 MAIN STREET, SUITE 4300
                               DALLAS, TEXAS 75202
                                 (214) 651-4300
                         ATTN: DAVID K. MEYERCORD, ESQ.

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                             PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                          AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED     REGISTERED (1)         SHARE (2)            PRICE (3)         REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
COMMON STOCK, $.01 PAR VALUE           250,000 SHARES             $19.65             $1,965,000             $180.78
=======================================================================================================================

(1) Represents the maximum aggregate number of shares of Common Stock that can be purchased by employees under the stock option plan described herein.

(2) Estimated solely for purposes of computing the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices for the Common Stock on the Nasdaq Stock Market on May 13, 2002.

(3) Fee based on additional 100,000 shares being registered under this registration statement. Filing fees for 150,000 shares (100,000 shares were registered before adjustment for 50% stock dividend made on January 31,
     1997) previously registered were paid with the filing of a Registration Statement on Form S-8 for the stock option plan made on April 1, 1996 (Registration No. 333-2938).

                                  INTRODUCTION

     This Registration Statement on Form S-8 is filed by Horizon Health Corporation, a Delaware corporation (the "Company"), relating to an additional 100,000 shares of the Company's Common Stock, $.01 par value, issuable upon exercise of stock options granted to optionees pursuant to the Horizon Health Corporation 1995 Stock Option Plan for Eligible Outside Directors, formerly named the Amended and Restated 1995 Stock Option Plan for Eligible Outside Directors ("Plan") and consists of only those items required by General Instruction E to Form S-8. On January 16, 2002, the stockholders of the Company approved an amendment to the Plan increasing the number of shares available for stock options granted under the Plan by 100,000. As amended, a total of 250,000 shares are issuable upon the grant of stock options under the Plan.

     100,000 shares of the Company's Common Stock, $.01 par value, were previously registered on the Company's Registration Statement on Form S-8 (Registration No. 333-2938), filed with the Securities and Exchange Commission on April 1, 1996, for issuance upon the exercise of stock options granted to optionees under the Plan. These 100,000 shares previously registered automatically became 150,000 shares due to a three-for-two stock split effected by the Company as a 50% stock dividend on January 31, 1997, and reported by the Company on its Quarterly Report on Form 10-Q for the quarter ended February 28, 1997, and filed with the Commission on March 31, 1997.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant to General Instruction E to Form S-8, Part I is not filed as part of this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Pursuant to General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8 (Registration No. 333-2938), as amended, filed with the Securities and Exchange Commission on April 1, 1996, are incorporated by reference into this Registration Statement.

     For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference, shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

EXHIBIT
  NO.      DESCRIPTION

5.1 Opinion of Strasburger & Price, L.L.P. regarding legality of shares being registered (filed herewith).

23.1       Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2       Consent of Strasburger & Price, L.L.P. (contained in opinion filed as
           Exhibit 5.1).

24.1 Power of Attorney (contained on signature page of this Registration Statement).

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on May 15, 2002.

                                       HORIZON HEALTH CORPORATION

                                       By: /s/ James W. McAtee
                                           -------------------------------------
                                           James W. McAtee
                                           Principal Executive Officer

                                POWER OF ATTORNEY

     Each individual whose signature appears below constitutes and appoints James W. McAtee and Ronald C. Drabik, and each of them, such person's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

SIGNATURE                                   CAPACITY                                        DATE
---------                                   --------                                        ----

   /s/ James W. McAtee                      President and Principal Executive Officer;      May 15, 2002
-----------------------------------         Director
    James W. McAtee
                                            Senior Vice President, Principal Financial      May 15, 2002
   /s/ Ronald C. Drabik                     and Accounting Officer and Treasurer
-----------------------------------
   Ronald C. Drabik

   /s/ Jack R. Anderson                     Director                                        May 15, 2002
-----------------------------------
      Jack R. Anderson

   /s/ George E. Bello                      Director                                        May 15, 2002
-----------------------------------
       George E. Bello

   /s/ James E. Buncher                     Director                                        May 15, 2002
-----------------------------------
    James E. Buncher

   /s/ William H. Longfield                 Director                                        May 15, 2002
-----------------------------------
   William H. Longfield

   /s/ James Ken Newman                     Director                                        May 15, 2002
-----------------------------------
    James Ken Newman

   /s/ Donald E. Steen                      Director                                        May 15, 2002
-----------------------------------
      Donald E. Steen

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER      DESCRIPTION
-------     -----------

5.1 Opinion of Strasburger & Price, L.L.P. regarding legality of shares being registered (filed herewith).

23.1        Consent of PricewaterhouseCoopers LLP (filed herewith).

23.2 Consent of Strasburger & Price, L.L.P. (contained in opinion filed as Exhibit 5.1).

24.1        Power of Attorney (contained on signature page of this Registration
            Statement).